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                                                                     EXHIBIT 4.8


                                                                  EXECUTION COPY

                    $75,500,000 PRINCIPAL AMOUNT AT MATURITY

                             MSX INTERNATIONAL, INC.

                                       AND

                            MSX INTERNATIONAL LIMITED

                    11% OF SENIOR SECURED NOTE UNITS DUE 2007

                          REGISTRATION RIGHTS AGREEMENT

                                                                  August 1, 2003

JEFFERIES & COMPANY, INC.
520 Madison Avenue
12th Floor
New York, NY 10022

Ladies and Gentlemen:

         MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), and its wholly-owned subsidiary MSX INTERNATIONAL LIMITED, ("MSXI Limited" and together with the Company, the "Issuers") are issuing and selling to Jefferies & Company, Inc. (the "Initial Purchaser"), upon the terms set forth in the Purchase Agreement dated July 25, 2003, by and between the Issuers and the Initial Purchaser (the "Purchase Agreement"), 75,500 Units (each, a "Unit" and collectively, the "Units"), each Unit consisting of $860 principal amount of 11% Senior Secured Notes due 2007 issued by MSX International Inc. (the "U.S. Notes") and $140 principal amount of 11% Senior Secured Notes due 2007 issued by MSX International Limited (the "U.K. Notes" and, together with U.S. Notes, the "Notes"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Issuers and the Guarantors (as defined below) agree with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Units (including, without limitation, the Initial Purchaser), as follows:

1.       DEFINITIONS

         Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         ADDITIONAL INTEREST: See Section 4(a).

         ADVICE: See Section 5(v).

         AGREEMENT: This Registration Rights Agreement, dated as of the Closing Date, among the Issuers and the Initial Purchaser.

         APPLICABLE PERIOD: See Section 2(e).

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         BUSINESS DAY: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

         CLOSING DATE: August 1, 2003.

         COLLATERAL AGREEMENTS: Shall have the meaning set forth in the Indenture.

         COMPANY: See the introductory paragraph to this Agreement.

         DAY: Unless otherwise expressly provided, a calendar day.

         EFFECTIVENESS DATE: The 180th day after the Issue Date.

         EFFECTIVENESS PERIOD: See Section 3(a).

         EVENT DATE: See Section 4(b).

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         EXCHANGE NOTES: The Exchange U.S. Notes and the Exchange U.K. Notes.

         EXCHANGE OFFER: See Section 2(a).

         EXCHANGE REGISTRATION STATEMENT: See Section 2(a).

         EXCHANGE U.K. NOTES: The Senior Secured Notes due 2007 of MSXI Limited identical in all material respects to the U.K. Notes, including the guarantees endorsed thereon, except for restrictive legends and additional interest provisions.

         EXCHANGE UNITS: The Senior Secured Note Units, each consisting of the $860 principal amount of Exchange U.S. Notes and $140 principal amount of Exchange U.K. Notes, identical to the Units, except for references to series and restrictive legends.

         EXCHANGE U.S. NOTES: The Senior Secured Notes due 2007 of the Company, identical in all material respects to the U.S. Notes, including the guarantees endorsed thereon, except for restrictive legends and additional interest provisions.

         FILING DATE: The 90th day after the Issue Date.

         GUARANTORS: Shall mean the Company and the Subsidiary Guarantors with respect to the U.S. Notes and the Subsidiary Guarantors with respect to the U.K. Notes.

         HOLDER: Any registered holder of Registrable Units.

         INDEMNIFIED PARTY: See Section 7(c).

         INDEMNIFYING PARTY: See Section 7(c).

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         INDENTURE: The Indenture, dated as of the Closing Date, among the
Issuers, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee, pursuant to which the Units are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

         INITIAL PURCHASER: See the introductory paragraph to this Agreement.

         INITIAL SHELF REGISTRATION: See Section 3(a).

         INSPECTORS: See Section 5(o).

         ISSUE DATE: August 1, 2003.

         ISSUERS: See the introductory paragraph to this Agreement.

         LOSSES: See Section 7(a).

         MSXI LIMITED: See the introductory paragraph to this Agreement

         NASD: National Association of Securities Dealers, Inc.

         NOTES: Shall mean the U.S. Notes and the U.K. Notes.

         PARTICIPATING BROKER-DEALER: See Section 2(e).

         PERSON: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

         PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Units covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         PURCHASE AGREEMENT: See the introductory paragraph to this Agreement.

         RECORDS: See Section 5(o).

         REGISTRABLE NOTES: Notes.

         REGISTRABLE UNITS: Units (including the underlying Registrable Notes).

         REGISTRATION STATEMENT: Any registration statement of the Issuers and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers

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any of the Registrable Units or Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         RULE 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         SECURITIES: The Units, the Exchange Units, the Notes and the Exchange Notes.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SEPARATION EVENT: Shall have the meaning set forth in the Indenture.

         SHELF NOTICE: See Section 2(i).

         SHELF REGISTRATION: See Section 3(b).

         SUBSEQUENT SHELF REGISTRATION: See Section 3(b).

         SUBSIDIARY GUARANTOR: Each subsidiary of the Company that guarantees the obligations of the Issuers under the Notes and the Indenture.

         TIA: The Trust Indenture Act of 1939, as amended.

         TRUSTEE: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Units and the Notes.

         UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

         UNITS: See the introductory paragraph to this Agreement.

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         U.S. NOTES: See the introductory paragraph to this Agreement.

         U.K. NOTES: See the introductory paragraph to this Agreement.

2.       EXCHANGE OFFER

         (a) Unless the Exchange Offer would not be permitted by applicable federal law or a policy of the SEC, the Issuers shall (and shall cause each Guarantor with respect to its guarantee to)
                  (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "Exchange Registration Statement") on an appropriate form under the Securities Act with respect to an offer (the "Exchange Offer") to the Holders of Registrable Units to issue and deliver to such Holders, in exchange for the Units, a like principal amount of Exchange Units, (ii) use commercially reasonable efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) use commercially reasonable efforts to keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use commercially reasonable efforts to issue on or prior to 30 days after the date on which the Exchange Registration Statement is declared effective, Exchange Units in exchange for all Units tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

         (b) The Exchange Units shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA) and (ii) the Collateral Agreements.

         (c) Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

         (d) The Issuers may require each Holder as a condition to participation in the Exchange Offer to represent in writing, that at the time of consummation of the Exchange Offer (i) any Exchange Units received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Units in violation of the provisions of the Securities Act, (iii) such Holder is not an "affiliate," as

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                  defined in Rule 405 of the Securities Act, of the Issuers, or
                  if such Holder is an affiliate of the Issuers it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Units and (v) if such Holder is a Participating Broker-Dealer, it will deliver a Prospectus in connection with any resale of the Exchange Units.

         (e) The Issuers shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution" which shall contain all information that the SEC may require with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Units received by such broker-dealer in the Exchange Offer for its own account in exchange for Units that were acquired by it as a result of market-making or other trading activity (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Units. The Issuers shall use reasonable best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for 180 days after consummation of the Exchange Offer; provided, however, that (i) in the case where such Prospectus and any amendment or supplement thereto must be delivered by a Participating Broker-Dealer or the Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Participating Broker-Dealers and the Initial Purchaser have sold all Exchange Units held by them (unless such period is extended pursuant to Section 5(k) below) and (ii) the Issuers shall make such Prospectus and any amendment or supplement thereto available to any Participating Broker-Dealer for use in connection with any resale of any Exchange Units for a period not less than 90 days after the consummation of the Exchange Offer (the "Applicable Period").

         (f)      In connection with the Exchange Offer, the Issuers shall:

                  (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (ii) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

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                  (iii)    permit Holders to withdraw tendered Registrable Units
                           at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                  (iv) otherwise comply in all material respects with all applicable laws.

         (g) As soon as practicable after the close of the Exchange Offer the Issuers shall:

                  (i) accept for exchange all Registrable Units validly tendered pursuant to the Exchange Offer and not validly withdrawn;

                  (ii) deliver to the Trustee for cancellation all Registrable Units so accepted for exchange; and

                  (iii) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Registrable Units and underlying Registrable Notes or Exchange Units and underlying Exchange Notes, equal in principal amount at maturity to the Notes of such Holder so accepted for exchange.

         (h)      The Exchange Units may be issued under (i) the Indenture or
                  (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Units will not be subject to the transfer restrictions or additional interest provisions set forth in the Indenture and that the Exchange Units and Exchange Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Issuers pursuant to the Collateral Agreements and in any Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

         (i) If, (i) any change in law or applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer as contemplated by this Section 2, (ii) the Exchange Offer is not consummated within 30 Business Days after the Effectiveness Date for any reason, (iii) in the case of any Holder not permitted by applicable law or SEC policy to participate in the Exchange Offer or any Holder that participates in the Exchange Offer but does not receive Exchange Units on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities
                  Act) and so notifies the Issuers within 45 days of consummation of the Exchange Offer, or (iv) the Issuers so elect, then the Issuers (and any then existing Guarantor) shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration pursuant to Section 3.

3.       SHELF REGISTRATION

         If a Shelf Notice is delivered pursuant to Section 2(i), then this
Section 3 shall apply to all Registrable Units. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Units held by any Holder thereof not permitted by applicable law or SEC policy to participate in the Exchange

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Offer and (ii) Exchange Units that are not freely tradeable as contemplated by
Section 2(i)(iii) hereof, provided in each case that the relevant Holder has duly notified the Issuers within 45 days of the Exchange Offer as required by
Section 2(i)(iii).

         (a) Initial Shelf Registration. The Issuers shall as promptly as practicable after the date of the Shelf Notice file (and shall cause any then existing Guarantor to file) with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Units (the "Initial Shelf Registration"). If the Issuers (and any then existing Guarantor) have not yet filed an Exchange Registration Statement prior to receiving the Shelf Notice, the Issuers shall file (and shall cause any then existing Guarantor to file) with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use commercially reasonable efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Issuers shall use commercially reasonable efforts to file (and shall cause any then existing Guarantor to file) with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice and shall use commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days after delivery of the Shelf Notice). The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Units for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Issuers and Guarantors shall not permit any securities other than the Registrable Units to be included in any Shelf Registration. No Holder of Registrable Units shall be entitled to include any of its Registrable Units in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuers and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Issuers and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein. The Issuers shall use their reasonable best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Units covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) a Subsequent Shelf Registration covering all of the Registrable Units covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) the date on which the Units become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

         (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale

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                  of all of the securities registered thereunder), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner designed to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause any then existing Guarantor to file) an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Units (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registrations.

         (c) Supplements and Amendments. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act.

4.       ADDITIONAL INTEREST

         (a) The Issuers acknowledge and agree that the Holders of Registrable Units will suffer damages if the Issuers fail to fulfill their material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay additional cash interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (i) if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period, subject to the proviso in the last sentence of this paragraph;

                  (ii) if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum

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                           at the beginning of each subsequent 90-day period,
                           subject to the proviso in the last sentence of this paragraph;

                  (iii) if (A) the Issuers (and any then existing Guarantor) have not exchanged Exchange Units for all Units validly tendered in accordance with the terms of the Exchange Offer on or prior to 30 Business Days after the Effectiveness Date, (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, (C) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Units have been disposed of thereunder) and is not declared effective again within 30 days, or (D) pending the announcement of a material corporate transaction, the Issuers issue a written notice pursuant to Section 5(e)(v) or (vi) that a Shelf Registration Statement or Exchange Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration statement, or 15 days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum in excess of the interest rate of the principal amount of such Notes commencing on (w) the 31st Business Day after the Effectiveness Date, in the case of (A) above, or (x) the date the Exchange Registration Statement ceases to be effective without being declared effective again within 30 days, in the case of clause (B) above, or
                           (y) the day such Shelf Registration ceases to be effective in the case of (C) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceases to be usable in case of clause
                           (D) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period, subject to the proviso in the last sentence of this paragraph;

                  provided, however, that the maximum Additional Interest rate on the Notes may not exceed in the aggregate 0.50% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Units for all Units tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement that had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof) or upon the effectiveness of such Registration Statement or Exchange Registration Statement (in the case of clause
                  (iii)(D) above), as the case may be, shall cease to accrue.

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         (b)      The Issuers shall notify the Trustee within 3 Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.       REGISTRATION PROCEDURES

         In connection with the filing of any Registration Statement pursuant to
Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the exchange or sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

         (a) Prepare and file with the SEC as soon as practicable but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(i), a Shelf Registration as prescribed by Section 3, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuers shall, if requested, furnish to and afford the Holders of the Registrable Units to be registered pursuant to such Shelf Registration Statement, or each Participating Broker-Dealer and to their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing). The Issuers shall use their reasonable best efforts to reflect in each such Registration Statement or Prospectus or any amendments or supplements thereto when filed with the SEC, such comments as the Holders of a majority in aggregate principal amount of the Registrable Units may reasonably prepare, if the Holders must provide information for the inclusion in such Registration Statement or prospectus or any amendment or supplement thereto.

         (b) Provide an indenture trustee for the Registrable Units or the Exchange Units, as the case may be, and use their reasonable best efforts to cause the Indenture (or other indenture relating to the Registrable Units) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, use their reasonable best efforts to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

         (c) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Registrable Units covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Units not being able to sell such Registrable Units or such Exchange Units during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

         (d) Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Issuers' receipt, a copy of the order of the SEC declaring such Registration Statement and any post effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits) and (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Issuers pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto. The Issuers hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Units or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Units covered by, or the sale by Participating Broker-Dealers of the Exchange Units pursuant to, such Prospectus and any amendment thereto.

         (e)      If (1) a Shelf Registration is filed pursuant to Section 3, or
                  (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period relating thereto, the Issuers shall notify in writing the selling Holders of Registrable Units, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within 5 Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Units the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Units or the Exchange Units to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known to the Issuers that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of any reasonable determination by the Issuers that a post-effective amendment to a Registration Statement would be appropriate.

         (f) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Units or the Exchange Units to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

         (g)      If (A) a Shelf Registration is filed pursuant to Section 3 or
                  (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Units being sold in connection with an underwritten offering,
                  (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

         (h) Prior to any public offering of Registrable Units or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Units or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Units or Exchange Units, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Units held by Participating Broker-Dealers or Registrable Units are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Units held by Participating Broker-Dealers or the Registrable Units covered by the applicable Registration Statement; provided that neither the Issuers nor any existing Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

         (i)      If (A) a Shelf Registration is filed pursuant to Section 3 or
                  (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, cooperate with the selling Holders of Registrable Units and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Units to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Units to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request in writing.

         (j) Use their reasonable best efforts to cause the Registrable Units covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Units, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Issuers nor any existing Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

         (k)      If (1) a Shelf Registration is filed pursuant to Section 3, or
                  (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(e)(v) or 5(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Units being sold thereunder or to the purchasers of the Exchange Units to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (l) Use their reasonable best efforts to (a) if the Registrable Units covered by a Registration Statement have been rated prior to the Closing Date, confirm that such ratings will apply to the Exchange Units covered by such Registration Statement, or (b) if the Registrable Units were not previously rated, cause the Exchange Units covered by such Registration Statement to be rated with the appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Units covered by such Registration Statement or the managing underwriter or underwriters, if any.

         (m) Prior to the initial issuance of the Exchange Units, (i) provide the Trustee with one or more certificates for the Registrable Units in a form eligible for deposit with The Depository Trust Company and (ii) use its reasonable best efforts to provide a CUSIP number for the Exchange Units.

         (n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Units, as may be appropriate in the circumstances) and take all such other actions in connection therewith as may be reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Units being sold in order to expedite or facilitate the registration or the disposition of such Registrable Units, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Issuers and their subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Units, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Units being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuers requested in underwritten offerings of debt securities similar to the Units, as may be appropriate in the circumstances; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Units, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Units being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Issuers and their subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuers.

         (o)      If (1) a Shelf Registration is filed pursuant to Section 3, or
                  (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Units during the Applicable Period, make available for inspection by any selling Holder of such Registrable Units being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Units, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuers and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Units and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Registrable Units and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuers and, to the extent practicable, use their best efforts to allow the Issuers, at their expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Issuers with regard to any applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which

                  Registrable Units are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

         (q) Upon consummation of an Exchange Offer, obtain an opinion of counsel to the Issuers (in form, scope and substance reasonably satisfactory to the Initial Purchaser), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer, to the effect that (i) the Issuers and the existing Guarantors have duly authorized, executed and delivered the Exchange Units and the Indenture, (ii) the Exchange Units and the Indenture constitute legal, valid and binding obligations of the Issuers and the existing Guarantors, enforceable against the Issuers and the existing Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Issuers and the existing Guarantors under the Exchange Units and the Indenture are secured to the same extent as the Units.

         (r) If the Exchange Offer is to be consummated, upon delivery of the Registrable Units by the Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Units the Issuers shall mark, or caused to be marked, on such Registrable Units that the Exchange Units are being issued as substitute evidence of the indebtedness originally evidenced by the Registrable Units; provided that in no event shall such Registrable Units be marked as paid or otherwise satisfied.

         (s) Cooperate with each seller of Registrable Units covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Units and their respective counsel in connection with any filings required to be made with the NASD.

         (t) Use their reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Units covered by a Registration Statement contemplated hereby.

         (u) The Issuers may require each seller of Registrable Units or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Units as the Issuers may, from time to time, reasonably request in writing. The Issuers may exclude from such registration the Registrable Units of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 45 days) after receiving such request. Each seller of Registrable Units or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

         (v) Each Holder of Registrable Units and each Participating Broker-Dealer agrees by acquisition of such Registrable Units or Exchange Units to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), or 5(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Units covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Units pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuers, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuers all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Prospectus covering such Registrable Units current at the time of the receipt of such notice. In the event the Issuers shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by
                  Section 5(k) or (y) the Advice.

6.       REGISTRATION EXPENSES

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof, (ii) printing expenses, including, without limitation, expenses of printing a reasonable number of Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Units included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of the their obligations hereunder, (iv) fees and disbursements of counsel for the Issuers, (v) fees and disbursements of all independent certified public accountants referred to in
                  Section 5 (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuers desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses of the Trustee and the Exchange Agent and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement (other than underwriting discounts and commissions).

         (b) The Issuers shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Registrable Units to be included in any Registration Statement for fees and disbursements incurred in connection with such Registration Statement. The Issuers shall pay all documentary, stamp, transfer or other transactional taxes (other than federal, state or local taxes of the Initial Purchaser) attributable to the issuance or delivery of the Exchange Units in exchange for the Units; provided that the Issuers shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Unit in a name other than that of the Holder of the Unit in respect of which such Exchange Unit is being issued. The Issuers shall reimburse the Holders for reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of Registrable Units relating to any enforcement of any rights of the Holders under this Agreement.

7.       INDEMNIFICATION

         (a) Indemnification by the Issuers. The Issuers and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Registrable Units, Exchange Units and each Participating Broker-Dealer selling Exchange Units during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person from and against any losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses result primarily from information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuers (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or their counsel expressly for use therein; provided, however, that the Issuers and the Guarantors will not be liable to any Indemnified Party (as defined below) under this Section 7 to the extent

                  Losses resulted primarily from an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Units or Exchange Units which are the subject thereof from such Indemnified Party and (ii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Units or Exchange Units sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5 of this Agreement.

         (b) Indemnification by Holder. Each Holder shall indemnify and hold harmless the Issuers, the Guarantors, their respective directors and each Person, if any, who controls the Issuers (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, from and against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading insofar as such Losses are finally judicially determined by a court of competent jurisdiction to have resulted primarily from any untrue statement or alleged untrue statement of any material fact, alleged omission of any material fact contained in or omitted from any information so furnished in writing by such Holder to the Issuers expressly for use in any such Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Units giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the "Indemnifying Party" or "Indemnifying Parties", as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

         The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

         No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

         (d)      Contribution. If the indemnification provided for in this
                  Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in
                  Section 7(a) or 7(b) was available to such party.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Units or Exchange Units over
(ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.       RULES 144 AND 144A

         The Issuers covenant that they shall file the reports required to be filed by them (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers are not required to file such reports, it will, upon the written request of any Holder of Registrable Units, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A. Upon the request of any Holder, the Issuers shall deliver to such Holder a written statement as to whether they have complied with such information and requirements.

9.       UNDERWRITTEN REGISTRATIONS OF REGISTRABLE UNITS

         If any of the Registrable Units covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Units included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Issuers and such Holders shall be responsible for all underwriting commissions in connection therewith.

         No Holder of Registrable Units may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Units on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      SEPARATION EVENT

         If a Separation Event occurs at any time prior to the consummation of the Exchange Offer of the Units pursuant to this Agreement, all terms and conditions set forth under this Agreement shall apply to each of the U.S. Notes and U.K. Notes (as independent securities) and each of the defined terms "U.S. Notes" and the "U.K. Notes" shall replace "Units" where appropriate and applicable so that the U.S. Notes and U.K. Notes shall have the same rights and obligations under this Agreement as the Units had under this Agreement prior to the occurrence of such Separation Event.

11.      MISCELLANEOUS

         (a) No Inconsistent Agreements. The Issuers have not entered, as of the date hereof, and the Issuers shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuers have not entered and will not enter into any agreement with respect to any of their securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

         (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Units in circumstances that would adversely affect any Holders of Registrable Units; provided, however, that Section 7 and this
                  Section 11(b) may not be amended, modified or supplemented without the prior written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Units whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Units Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Units may be given by Holders of at least a majority in aggregate principal amount of the Registrable Units being tendered or being sold by such Holders pursuant to such Units Registration Statement.

         (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

                  (i) if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Units, with a copy in like manner to the Initial Purchaser as follows:

                                    Jefferies & Company, Inc.
                                    520 Madison Avenue, 12th Floor
                                    New York, NY 10022
                                    Facsimile No.: (212) 284-2479
                                    Attention: General Counsel

                           with a copy to:

                                    Mayer, Brown, Rowe & Maw LLP
                                    1675 Broadway
                                    New York, New York 10019
                                    Facsimile No.: (212) 262-1910
                                    Attention: Ronald S. Brody, Esq.

                  (ii) if to the Initial Purchaser, at the address specified in Section 11(c)(i);

                  (iii)    if to the Issuers, as follows:

                                    MSX International, Inc.
                                    22355 West Eleven Mile Road
                                    Southfield, MI 48304-4375
                                    Facsimile No.: (248) 829-6340
                                    Attention: Corporate Legal Department

                                    MSX International Limited
                                    22355 West Eleven Mile Road
                                    Southfield, MI 48304-4375
                                    Facsimile No.: (248) 829-6340
                                    Attention: Corporate Legal Department

                           with a copy to:

                                    Dechert LLP
                                    4000 Bell Atlantic Tower
                                    1717 Arch Street
                                    Philadelphia, PA 19103
                                    Facsimile No.: (215) 655-2491
                                    Attention: Craig L. Godshall, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

         (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR THEIR AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUERS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR

                  CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUERS AT THEIR SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

         (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (i) Securities Held by the Issuers or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (j) Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (k) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.

                                MSX INTERNATIONAL, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MSX INTERNATIONAL LIMITED

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Director

                                MSX INTERNATIONAL (HOLDINGS), INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MSX INTERNATIONAL SERVICES (HOLDINGS), INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                                   REGISTRATION RIGHTS AGREEMENT

                                MSX INTERNATIONAL EUROPEAN (HOLDINGS), L.L.C.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MSX INTERNATIONAL DEALERNET SERVICES, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MSX INTERNATIONAL BUSINESS SERVICES, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                CREATIVE TECHNOLOGY SERVICES, L.L.C.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                                   REGISTRATION RIGHTS AGREEMENT

                                MSX INTERNATIONAL TECHNOLOGY SERVICES, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MSX INTERNATIONAL ENGINEERING SERVICES, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                INTRANATIONAL COMPUTER CONSULTANTS, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                PROGRAMMING MANAGEMENT & SYSTEMS, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                                   REGISTRATION RIGHTS AGREEMENT

                                CHELSEA COMPUTER CONSULTANTS, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MILLENNIUM COMPUTER SYSTEMS, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MANAGEMENT RESOURCES INTERNATIONAL, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                PILOT COMPUTER SERVICES, INCORPORATED

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                                   REGISTRATION RIGHTS AGREEMENT

                                MSX INTERNATIONAL PLATFORM SERVICES, LLC

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MEGATECH ENGINEERING, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                MSX INTERNATIONAL STRATEGIC TECHNOLOGY, INC.

                                By: /s/ Frederick K. Minturn
                                    --------------------------------------------
                                     Name:  Frederick K. Minturn
                                     Title: Vice President

                                                   REGISTRATION RIGHTS AGREEMENT

                                                ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.

By: /s/ Douglas R. Speegle
    ---------------------------
Name:  Douglas R. Speegle
Title: Managing Director

                                                   REGISTRATION RIGHTS AGREEMENT